UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2009

Apco Argentina Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-08933	980199453
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, 35th Floor, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918/573-2164

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2009, the Argentine branch of Apco Argentina Inc ("Apco"), Petrolera Entre Lomas S.A. ("PELSA"), and Petrobras Energia S.A. ("PESA") (collectively, the "Parties") amended and restated the Contrato de Union Transitoria de Empresas ("UTE") agreement relating to the Bajada del Palo concession located in Argentina (as amended and restated, the "A&R UTE Agreement"). A UTE agreement is the agreement through which oil and gas companies join in Argentina to form what in the United States is commonly referred to as a joint venture. The A&R UTE Agreement replaces the UTE agreement between the previous concession participants that was inherited by the Parties at the time they acquired their interests in the concession in 2007. The A&R UTE Agreement establishes the basic terms of the relationship between the Parties with respect to the concession. The agreement (i) confirms the general objective of the Parties to explore for, develop, and produce hydrocarbons in the concession area, (ii) confirms the percentage interests in the joint venture currently owned by the Parties (23% for Apco, 73.15% for PELSA, and 3.85% for PESA), (iii) confirms PELSA as the operator of the joint venture, (iv) establishes an operating committee and a decision making procedure, (v) provides budgeting and dispute resolution procedures, and (vi) establishes the obligations of the parties with respect to working capital, losses, and expenses. The term of the A&R UTE Agreement is 25 years from September 6, 1990, the date on which the property was awarded as a concession, including any term extensions to the concession which may be obtained from the government pursuant to applicable law.

The above description is a brief summary and is qualified in its entirety by reference to the UTE Agreement, which will be filed as an exhibit to Apco’s Form 10-K for the year ended December 31, 2008, on or before March 16, 2009.

Apco also participates in a joint venture with PELSA and PESA with respect to the Entre Lomas concession and the Agua Amarga exploration permit located in Argentina. Apco has a 52.79% interest in each of the Entre Lomas joint venture, the Agua Amarga exploration permit, and the Bajada del Palo concession, of which 23% is a direct participation and 29.79% is an indirect participation through Apco’s 40.72% stock ownership in PELSA. PELSA is the operator of all three properties. PELSA owns a 73.15 percent direct interest in the Entre Lomas joint venture and the Agua Amarga Exploration permit. PESA and an affiliate collectively own 58.88% of PELSA.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apco Argentina Inc.

January 30, 2009	By:	/s/ Thomas Bueno

Name: Thomas Bueno
Title: President and Chief Operating Officer